                                                                     EXHIBIT 21

                        MERCK & CO., INC. SUBSIDIARIES
                                AS OF 12/31/97

  Each of the subsidiaries set forth below does business under the name stated. A subsidiary of a subsidiary is indicated by indentation under the immediate parent. All voting securities of the subsidiaries named are owned directly or indirectly by the Company, except where otherwise indicated.

                                                   COUNTRY OR STATE
NAME                                               OF INCORPORATION
----                                               ----------------
Chibret A/S                                         Denmark
Hangzhou MSD Pharmaceutical Company Limited/1/      China
International Indemnity Ltd.                        Bermuda
Istituto Gentili S.p.A.                             Italy/Delaware
Johnson & Johnson--Merck Consumer Pharmaceuticals
 Company/1/                                         New Jersey
Laboratorios Prosalud S.A.                          Peru
MCM Vaccine Co./1/                                  Pennsylvania
Merck and Company, Incorporated                     Delaware
 Merck SH Inc.                                      Delaware
Merck Capital Investment, Inc.                      Delaware
Merck Capital Resources, Inc.                       Delaware
 MSD Technology, L.P./1/                            Bermuda
  Merck Finance Co., Inc.                           Delaware
Merck de Puerto Rico, Inc.                          Delaware
Merck Enterprises Canada, Ltd.                      Canada
Merck Foreign Sales Corporation Ltd.                Bermuda
Merck Holdings, Inc.                                Delaware
 Astra Merck, Inc./1/                               Delaware
 Chugai MSD Co., Ltd./1/                            Japan
 Frosst Laboratories, Inc.                          Delaware
 Frosst Portuguesa--Produtos Farmaceuticos, Lda.    Portugal
 Merck-Medco Holdings II Corp.                      Delaware
   Cloverleaf International Holdings S.A.           Luxembourg
     Coordinated Patient Care Scandinavia AS        Norway
          Medidoc AB                                Sweden
   Coordination Medicale et Pharmaceutique, S.A.    France
   Merck Frosst Canada, Inc.                        Canada
   Merck Sharp & Dohme (Australia) Pty. Limited     Australia
      AMRAD Pharmaceuticals Pty. Ltd./1/            Australia
   Merck Sharp & Dohme B.V.                         Netherlands
      Abello Farmacia, S.L./1/                      Spain
      Financiere MSD S.A.S.                         France
          Chibret Pharmazeutische GmbH              Germany
          Laboratoires Jean-Paul Martin S.A.S./1/   France
          Laboratoires Merck Sharp & Dohme
           Chibret SNC                              France
          Pasteur Merieux MSD Gestion S.A./1/       France
          Pasteur Merieux MSD S.N.C./1/             France
                 Pasteur Merieux MSD A/S            Denmark
                 Pasteur Merieux MSD GmbH           Germany
                 Pasteur Merieux MSD Ltd. (UK)      Great Britain
                   Pasteur Merieux MSD Ltd.
                    (Ireland)                       Ireland

                                                          COUNTRY OR STATE
NAME                                                      OF INCORPORATION
----                                                      ----------------
       Pasteur Merieux MSD N.V.                              Belgium
       Pasteur Merieux MSD S.A.                              Spain
       Pasteur Merieux MSD S.p.A.                            Italy
       Pasteur Vaccins S.A.                                  France
    Laboratorios Chibret, S.A.                               Spain
    Merck Sharp & Dohme GmbH                                 Austria
    Merck Sharp & Dohme (Italia) S.p.A.                      Italy
     Abiogen Farma S.p.A.                                    Italy
     Istituto Di Richerche Di Biologia Molecolare S.p.A./1/  Italy
    MSD (Proprietary) Limited                                South Africa
    MSD Sharp & Dohme GmbH                                   Germany
     Dieckmann Arzneimittel GmbH                             Germany
      Woelm Pharma GmbH & Co./1/                             Germany
     MSD Chibropharm GmbH                                    Germany
     MSD Unterstutzungskasse GmbH                            Germany
     Varipharm Arzneimittel GmbH                             Germany
  Merck Sharp & Dohme Chibret A.G.                         Switzerland
  Merck Sharp & Dohme (Holdings) Limited                   Great Britain
   Charles E. Frosst (U.K.) Limited                        Great Britain
   Merck Sharp & Dohme Limited                             Great Britain
    Johnson & Johnson MSD Consumer Pharmaceuticals/1/      Great Britian
    Merck Sharp & Dohme Finance Europe                     Great Britain
   Thomas Morson & Son Limited                             Great Britain
  Merck Sharp & Dohme IDEA, Inc.                           Switzerland
  Merck Sharp & Dohme (Sweden) A.B.                        Sweden
  Merck Sharp & Dohme (Israel--1996) Company Ltd.          Israel
 Merck Sharp & Dohme Trading & Service Limited Liability
  Company                                                  Hungary
 MSD Ireland (Holdings) S.A.                               Luxembourg
  Fabrica de Productos Quimicos y Farmaceuticos Abello,
   S.A.                                                    Spain
  Fregenal Holdings S.A.                                   Panama
  Frosst Iberica, S.A.                                     Spain
  Laboratorios Quimico-Farmaceuticos Chibret, Lda.         Portugal
  Merck Sharp & Dohme de Espana, S.A.                      Spain
  Merck Sharp & Dohme, Limitada                            Portugal
  MSD Finance, B.V.                                        Netherlands
  MSD Overseas Manufacturing Co.                           Bermuda
   Blue Jay Investments C.V.                               Netherlands
   Merck Sharp & Dohme (Singapore) Ltd.                    Bermuda
   MSD Ireland (Investment) Ltd.                           Bermuda
   MSD Overseas Manufacturing Co. (Ireland)                Ireland
    Crosswinds B.V.                                        Netherlands
    Merck Sharp & Dohme (Ireland) Ltd.                     Bermuda
  Neopharmed S.p.A.                                        Italy
  Ruskin Limited                                           Bermuda
 MSD (Norge) A/S                                           Norway
 Suomen MSD Oy                                             Finland
  Kiinteisto Oy Irmelinpesa/1/                             Finland
  Kiinteisto Oy Viistotie 11                               Finland
Merck Sharp & Dohme de Venezuela, C.A.                     Venezuela
Merck Sharp & Dohme Holdings de Mexico, S.A. de C.V.       Mexico

                                       2
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
                                                        COUNTRY OR STATE
NAME                                                    OF INCORPORATION
----                                                   ------------------
 Merck Sharp & Dohme de Mexico, S.A. de C.V.           Mexico
Merck Sharp & Dohme (I.A.) Corp.                       Delaware
 Merck Sharp & Dohme (Argentina) Inc.                  Delaware
 MSD Korea Ltd.                                        Korea/Delaware
Merck Sharp Dohme Ilaclari Limited Sirketi             Turkey
Merck Sharp & Dohme Industrial e Exportadora Ltda.     Brazil
 Merck Sharp & Dohme Farmaceutica e Veterinaria Ltda.  Brazil
 Prodome Quimica e Farmaceutica Ltda.1                 Brazil
Merck Sharp & Dohme (International) Limited            Bermuda
 Merck Sharp & Dohme (Asia) Limited                    Hong Kong
  Merck Sharp & Dohme (China) Limited                  Hong Kong
 Merck Sharp & Dohme S.A.                              France
Merck Sharp & Dohme International Services B.V.        Netherlands
Merck Sharp & Dohme--Lebanon S.A.L.                    Lebanon
Merck Sharp & Dohme L.L.C.                             Russian Federation
Merck Sharp & Dohme (Middle East) Limited              Cyprus
Merck Sharp & Dohme of Pakistan Limited                Pakistan
Merck Sharp & Dohme Quimica de Puerto Rico, Inc.       Delaware
Merck Sharp & Dohme S.A.R.L.                           Morocco
Merck Ventures, Inc.                                   Delaware
MSD Chimie S.A                                         France
MSD Lakemedel (Scandinavia) Aktiebolog                 Sweden
Prosalud Peruana S.A.                                  Peru
TELERx Marketing Inc.                                  Pennsylvania
Merck Investment Co., Inc.                             Delaware
Merck-Medco Managed Care, L.L.C.                       Delaware
 CM Delaware Corporation                               Delaware
 DM-MG, L.L.C.                                         Delaware
 MCCO Corp.                                            New Jersey
 MCCO, L.L.C.                                          New Jersey
 Medco Containment Insurance Company of New Jersey     New Jersey
 Medco Containment Insurance Company of New York       New York
 Medco Containment Life Insurance Company              Pennsylvania
 Medco MM Corp.                                        New Jersey
 Merck-Medco Managed Care of California, Inc.          California
 Merck-Medco Rx Services of Florida No. 2, L.C.        Florida
 Merck-Medco Rx Services of Florida, L.C.              Florida
 Merck-Medco Rx Services of Massachusetts, L.L.C.      Massachusetts
 Merck-Medco Rx Services of Nevada, Inc.               Nevada
 Merck-Medco Rx Services of New Jersey, L.L.C.         New Jersey
 Merck-Medco Rx Services of New York, L.L.C.           New York
 Merck-Medco Rx Services of Ohio, Ltd.                 Ohio
 Merck-Medco Rx Services of Ohio No. 2, Ltd.           Ohio
 Merck-Medco Rx Services of Oklahoma, L.L.C.           Oklahoma
 Merck-Medco Rx Services of Pennsylvania, L.L.C.       Pennsylvania
 Merck-Medco Rx Services of Pennsylvania No. 2, L.L.C. Pennsylvania
 Merck-Medco Rx Services of Texas, L.L.C.              Texas
 Merck-Medco Rx Services of Virginia, L.L.C.           Virginia
 Merck-Medco Rx Services of Washington, Inc.           Washington
 Mergerco Delaware No. 7, L.L.C.                       Delaware
 Mergerco Delaware No. 10, L.L.C.                      Delaware

                                                              COUNTRY OR STATE
NAME                                                          OF INCORPORATION
----                                                          ----------------
 MW Holdings, L.L.C.                                           Delaware
 NJRE, L.L.C.                                                  New Jersey
 NRx Federal Corp.                                             Delaware
 National Rx Services, Inc.                                    California
 National Rx Services, Inc. of Missouri                        Missouri
 National Rx Services No. 3, Inc. of Ohio                      Ohio
 New York PAID Independent Practice Association, L.L.C.        New York
 Paid Direct, Inc.                                             Delaware
 PAID Prescriptions, L.L.C.                                    Nevada
 Replacement Distribution Center, Inc.                         Ohio
 Systemed, L.L.C.                                              Delaware
  American Medical Outcomes Repository, Inc.                   Delaware
  Systemed Pharmacy of Iowa, L.L.C.                            Delaware
  Systemed Pharmacy of Ohio, Ltd.                              Ohio
Merck Resource Management, Inc.                                Delaware
Merck Sharp & Dohme (Europe) Inc.                              Delaware
Merck Sharp & Dohme Industria Quimica e Veterinaria Limitada   Brazil
Merck Sharp & Dohme (New Zealand) Limited                      New Zealand
Merck Sharp & Dohme Overseas Finance N.V.                      Neth. Antilles
Merck Sharp & Dohme (Panama) S.A.                              Panama
Merck Sharp & Dohme Peru S.C.                                  Peru
Merck Sharp & Dohme (Philippines) Inc.                         Philippines
Merial Limited/LLC/1/                                          Great Britain/Delaware
 British United Turkeys Limited/1/                             Great Britain
  Turkey Research & Development Limited/1/                     Great Britain
MI (FDL) Holdings, Inc.                                        Delaware
MSD International Holdings, Inc.                               Delaware
 Banyu Pharmaceutical Company, Ltd./1/                         Japan
  Banyu-A.S.C. Co., Ltd.                                       Japan
  Nippon Merck-Banyu Co., Ltd.                                 Japan
MSD (Japan) Co., Ltd.                                          Japan
The Du Pont Merck Pharmaceutical Company/1/                    Delaware
The O'Hare Group, Inc./1/                                      Delaware

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/1/ own less than 100%

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